Exhibit 3.18
July 1997 Edition Amended through January 16, 2002
RESTATED BY-LAWS
OF
SANTA FE NATURAL TOBACCO COMPANY, INC.
I.
SHAREHOLDERS
     1. Meetings. The Annual Meeting of Shareholders will be held on the second-Monday of May each year at the hour specified in the notice thereof for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the Annual Meeting is a legal holiday in New Mexico, the Annual Meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day designated herein as the date for the Annual Meeting of the Shareholders or at any adjournment thereof, the Board of Directors shall cause the election of Directors to occur at a Special Meeting of the Shareholders to be held as soon thereafter as is reasonable. Special Meetings of the Shareholders may be called by the President, the Board of Directors, or the holders of one-tenth of the shares entitled to vote at the meeting, and will be held at the time fixed by the person calling the Special Meeting. All meetings of Shareholders will be held in Santa Fe, New Mexico at the principal office of the Corporation unless a different location is designated in a notice of such meeting. No such other location shall be outside the continental United States. If all of the Shareholders shall meet at any time and place, either within or outside the State of New Mexico, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken. (Amended at the Board of Directors’ meeting January 10, 2001.)
     2. Notice. The Directors shall fix in advance a date, not less than ten (10) days, nor more than fifty (50) days, prior to the date of any meeting of Shareholders, as the record date for the determination of the Shareholders who shall be entitled to vote at such meeting or at any adjournment thereof. Written notice stating the time, place, and, if a Special Meeting, the purpose thereof, will be delivered not less than ten (10) nor more than fifty (50) days before the meeting date (unless a greater notice period is required by the New Mexico Business Corporation Act (“Act”)), either personally or by mail, at the direction of the President, the Secretary, or the persons calling the meeting, to each Shareholder of record entitled to vote at the meeting. Such notice shall be given by the Secretary or by the person or persons authorized to call Shareholders’ meetings. If mailed, a notice is deemed delivered when deposited, with postage prepaid, in the United States mail, addressed to the Shareholder at the address shown by the Corporation’s Shareholder records.
     3. Quorum — Voting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of Shareholders. A share represented at a meeting solely to object to holding the meeting or transacting business at the meeting on the grounds that the meeting is not lawfully called or convened shall not be counted in determining the existence of a quorum. A quorum once attained continues until adjournment despite voluntary withdrawal of enough shares to leave less than a quorum. If a quorum is present or represented, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the Shareholders unless the vote of a greater number or class voting is required by the Act or the Articles of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Voting on any matter or in any election may be by voice vote unless the presiding officer shall order, or any Shareholder shall demand, that voting be by ballot.
     4. Proxies. Each Shareholder may vote the Shareholder’s shares in person or by proxy. A Shareholder may appoint a proxy to vote or otherwise act for the Shareholder by signing an appointment form, either personally or by the Shareholder’s attorney-in-fact or agent. The appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Every proxy must be dated and signed by the Shareholder or by his attorney-in-fact or agent. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution. Every proxy shall be revocable at the pleasure of the Shareholder executing it. No proxy may be effectively revoked until notice in writing of such revocation has been given to the Secretary or other officer or agent authorized to tabulate votes.
     5. Voting List. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any distribution, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, not to exceed a period of fifty (50) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for not less than ten (10) days, nor more than fifty (50) days, immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than fifty (50) days and. in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. In the case of a Shareholder action without a meeting, the record date shall be the date that the first Shareholder signs such consent. If the stock transfer books are not closed, and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Shareholders. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each Shareholder, which list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine the transfer books or to vote at any meeting of Shareholders.
II.
DIRECTORS
     1. Number, Tenure. Qualification. Election. The Board will consist of no fewer than one (1) nor more than nine (9) Directors, as determined by resolution of the Shareholders. The Directors will be elected annually by the Shareholders at their Annual Meeting to serve until their successors have been elected and qualified. A Director need not be a Shareholder or a New Mexico resident. A Director may be removed with or without cause by the Shareholders, or may resign; provided, however, that if less than the entire Board of Directors is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. Vacancies may be filled by the Shareholders or by a majority of the remaining Directors though less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the vote of a majority of Directors then in office for a term of office continuing only until the next election of Directors by Shareholders.
     2. Duties and Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors. The Directors shall in all cases act as a Board, regularly convened, with each Director having one vote. The Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they deem proper which are not inconsistent with the law, these By-Laws or the Corporation’s Articles of Incorporation. The Directors may elect one of the Directors to serve as Chair who shall preside at all meetings of the Board of Directors. The Chair shall be entitled to vote on all matters coming before the Board.
     3. Meetings. An Annual Meeting of the Board of Directors will be held without notice immediately following the Shareholders’ Annual Meeting. Special Meetings of the Board may be called by the President or a majority of the Directors then in office, and will be held at the time fixed by the person(s) calling the Special Meeting. Written notice stating the date and time of the Special Meeting shall be delivered either personally, or by Next-Day mail (including UPS, Federal Express or other similar delivery service), or by facsimile or telegram, at the direction of the person calling the meeting, to each Director at least forty-eight (48) hours before the time of the Special Meeting. If mailed, a notice is deemed delivered when deposited, with postage or delivery charges for Next-Day Air delivery prepaid, in the United States mail or with United Parcel Service, Federal Express, or a similar delivery service, addressed to the Director. If telegraphed, a notice is deemed delivered when deposited, charges prepaid, with the transmitting agency, addressed to the Director. When delivered by facsimile transmission, notice is deemed delivered when sent to the correct facsimile transmission number as shown by records maintained by the Secretary of the Corporation, addressed to the Director. All meetings of Directors will be held in Santa Fe, New Mexico at the location designated in the notice unless all of the Directors agree in writing to holding such meeting at a different location. Members of the Board of Directors or any committee designated thereby may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.
     4. Quorum — Action. A majority of the Directors then in office will constitute a quorum at Board Meetings. A quorum once attained continues until adjournment despite voluntary withdrawal of enough Directors to leave less than a quorum. The act of a majority of directors present at a meeting at which a quorum is present will be the act of the Board. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a Director who voted in favor of such action.
     5. Executive Committee and Other Committees. By action of not less than a majority of all members of the Board of Directors, the Board may appoint from among its members an Executive Committee of not less than two (2) members, one of whom shall be the President. The Board of Directors may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends or authorize distributions, designate candidates for the office of

Director, remove an Officer, amend these By-Laws, authorize or approve the reacquisition of shares, approve a plan of merger not requiring Shareholder approval, issue stock., recommend to the Shareholders any action requiring their approval, and such other authority as the Act provides may not be delegated by the Board of Directors. Subject to the foregoing limitations and to any other limitations set forth in these By-Laws, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings thereof. Further, by resolution adopted by a majority of the Board of Directors, the Directors may designate two (2) or more Directors to constitute other committees for specific purposes, which shall have such specific authority as the Board of Directors shall designate and as shall not be proscribed by the Act. Any action required or permitted to be taken by the Executive Committee or any other duly constituted committee of the Board at a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of such committee entitled to vote thereon. Any member of the Executive Committee or any other duly authorized committee may be removed at any time with or without cause, by resolution adopted by a majority of the Directors. The Executive Committee and any other duly authorized committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-Laws. Each such committee shall keep regular minutes of its proceedings. The Executive Committee shall report on its proceedings and actions at the next meeting of the Board of Directors. Any other committee shall report on its proceedings and actions, either to the Executive Committee or to the Board of Directors, as provided in the resolution appointing such Committee, at the next meeting thereof.
III.
OFFICERS
     1. Number, Tenure. Oualification and Election. The Officers of the Corporation will be a President, an Executive Vice President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other Officers as the Board may decide, who shall be elected periodically by the Board to serve until such time as their successors are elected and qualified. Officers need not be shareholders, or Directors, or New Mexico residents. Election or appointment of an Officer shall not of itself create contract rights. An Officer may be removed with or without cause by the Directors, or may resign. Vacancies and newly created offices will be filled by the Directors. One person may hold more than one office but no person may be both President and Secretary. Officers will perform the duties, and will have the power and authority, assigned by the Directors, incident to the office, which are not inconsistent with these By-Laws.
     2. Chair of the Board. The Chair of the Board, if there be such an office, shall have and exercise such powers and duties as may be from time to time assigned to the Chair by the Board of Directors.
     3. President. The President will be the Chief Executive Officer of the Corporation, and in such capacity, shall oversee and supervise the day-to-day operations of the Corporation. The President will preside at all meetings of Shareholders. The President will execute and deliver documents in the name of the Corporation according to the authority granted to him by the Board of Directors. The President shall appoint, discharge and fix the compensation of all employees and agents of the Corporation other than its duly elected Officers and Directors, subject to the approval of the Board of Directors. Subject to the general supervision of the Directors and in accordance with the Corporation’s Annual Plan, the President shall have general charge of the business affairs and property of the Corporation and general supervision over its other Officers and agents.
     Not later than sixty (60) days before the beginning of each calendar year, beginning with the 1997 calendar year, the President shall submit an annual business plan (the “Annual Plan”) to the Corporation’s

Board of Directors, for their review and approval, either as presented or as amended by the Directors. Any significant change in the total budget or in any major budget category of an approved Annual Plan during the ensuing year must be approved in advance by the Board of Directors.
     Except as otherwise previously authorized by approval of an Annual Plan, the officers of the Corporation shall obtain the approval of the Directors prior to causing the Corporation to engage in a new line of business, establish a subsidiary, or participate in a joint venture or partnership, and prior to borrowing funds, pledging the assets of the Corporation other than in the ordinary course of business, executing a lease or purchase agreement for real property, acquiring shares of another corporation, purchasing or selling material amounts of property, or engaging in any other transaction which is not in the ordinary course of business.
     Subject to Article 11, Section 5 of these By-Laws, the authority of the Board of Directors to review and approve a proposed Annual Plan, a significant change in the total budget or in any major budget category of an approved Annual Plan during the ensuing year, or any action for which the prior approval of the Board of Directors is required by this By-Law, may be delegated by the Board of Directors to the Executive Committee of the Board.
     4. Executive Vice President. In the absence of the President or in the event of the President’s death or disability, the Executive Vice President shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to the Executive Vice President by the President or by the Board of Directors.
     5. Vice Presidents. The Vice-Presidents shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.
     6. Secretary and Assistants. The Secretary, or during the absence of the Secretary or in the event of the Secretary’s death or disability, any Assistant Secretary, shall: prepare the minutes of the Shareholders’ and Board of Directors’ meetings and keep them in one or more books provided for that purpose; authenticate such records of the Corporation as shall from time to time be required; see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; be custodian of the Corporate records and of the seal of the Corporation, if any, and see that the seal of the Corporation, if any, is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; keep a register of the post office address of each Shareholder; sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the Corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or the Board of Directors.
     7. Treasurer and Assistants. The Treasurer, or any Assistant Treasurer during the absence, disability, or failure to act, of the Treasurer, will be custodian of the funds, securities and property of the Corporation, and will be responsible for keeping correct and complete books and records of accounts for the Corporation.

IV.
ACTION WITHOUT A MEETING
     Any action required or permitted to be taken at a meeting of Shareholders or Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the Shareholders, or by all of the Directors, as the case may be, entitled to vote with respect to the subject matter thereof.
V.
WAIVER OF NOTICE
     Whenever any notice is required to be given to any Shareholder or Director, a waiver thereof in writing signed by the person entitled to the notice is equivalent to the giving of the notice. The attendance of a Shareholder in person or by proxy, or of a Director, at a meeting constitutes a waiver of notice of the meeting except when attendance is for the sole purpose of objecting because the meeting is not lawfully called or convened.
VI.
SHARE CERTIFICATES AND TRANSFER
     The Board will adopt a form of certificate to represent the shares of the Corporation. Each Shareholder is entitled to a certificate, signed by the President or Vice President, and the Secretary or an Assistant Secretary, representing the number of fully-paid shares owned by the Shareholder, or the designee thereof, in the manner provided by the Act and Uniform Commercial Code of New Mexico. The name and address of the Shareholder to whom the certificate is issued, the number and class of shares represented, and the date of original issue or from whom transferred shall be entered on the record of Shareholders of the Corporation and such person will be deemed by the Corporation to be the owner of the shares for all purposes whether or not the Corporation has other knowledge. Shares will be transferred only on the stock transfer books of the Corporation. Any Shareholder claiming that his certificate for shares is lost, stolen or destroyed shall make an affidavit or affirmation of that fact [and request in writing that a new certificate be issued] and lodge the same with the Secretary of the Corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the Corporation not exceeding an amount double the [book] value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the Corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.
VII.
MONETARY MATTERS
     1. Funds and Borrowing. The depository for corporate funds, the persons entitled to draw against these funds, the persons entitled to execute notes, mortgages and other instruments of indebtedness on behalf of the Corporation, and the manner of accomplishing these matters will be determined by the Board. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
     2. Compensation. The compensation for Directors and Officers will be established by the Board. Compensation of employees who are not Directors or Officers will be established by the President subject to review by the Board.
     3. Fiscal Year. The fiscal year of the Corporation will be established by the Board.

VIII.
INTERESTED-DIRECTOR TRANSACTIONS
     1. Policy. A transaction between the Corporation and another person in which one or more of the members of the Corporation’s Board of Directors is “interested” (a “Transaction” for purposes of this By-Law) shall constitute a duly authorized and valid transaction if it is approved or ratified in accordance with this By-Law by the Board of Directors, a duly constituted Committee of the Board or the Shareholders of the Corporation. The approval procedure of this By-Law is not exclusive. A Transaction shall be valid and duly authorized if at the time it was authorized by procedures other than the procedures set forth in this By-Law it was Fair in Comparison to Market Standards and was reasonably likely to yield favorable results (or reduce detrimental results) to the Corporation. The due authorization and validity of a Transaction may also be established under applicable law.
     2. Board of Directors Action. In any action taken by the Board with respect to a Transaction:
(a)	Only Qualified Directors may vote;

(b)	A majority vote (but no fewer than two) of those Qualified Directors who vote shall constitute the action of the Board; and

(c)	A Transaction approved by the Board shall be duly authorized and valid if the Qualified Directors who voted on such action (i) knew prior to their vote All Relevant Information Concerning the transaction; and (ii) considered among other things whether the Transaction was Fair in Comparison to Market standards and was reasonably likely to yield favorable results (or reduce detrimental results) to the Corporation.
     3. Committee Action. In any action taken by a Committee with respect to a transaction:
(a)	A majority (but no fewer than two) of all Committee members shall constitute a quorum for the purpose of taking action;

(b)	Only Qualified Directors who are members of the Committee may vote;

(c)	A majority vote (but no fewer than two) of those Committee members who voted on an action with respect to a Transaction shall constitute the action of the Committee; and

(d)	A Transaction approved by a Committee shall be duly authorized and valid if the Committee members who voted on such action (i) knew prior to their vote All Information Relevant to the Transaction; and (ii) considered among other things whether the Transaction was Fair in Comparison to Market Standards and was reasonably likely to yield favorable results (or reduce detrimental results) to the Corporation.

     4. Shareholder Action. In any action taken by the Shareholders of the Corporation with respect to a Transaction:
(a)	A majority of the votes entitled to be cast by holders of all Qualified Shares shall constitute a quorum for the purpose of taking action;

(b)	A majority of the votes entitled to be cast by the holders of all Qualified Shares shall be the action of the Shareholders and the Transaction shall be duly authorized and valid if, prior to such vote (i) notice is given to the shareholders describing the Transaction, (ii) each Director with an Interest in the Transaction shall inform the person who is authorized to tabulate votes of the identity of the persons holding or controlling the vote of all shares that are beneficially owned or controlled by him/her or a “Related Person” or a “Business Concern”; (iii) the Shareholders who voted on the Transaction knew prior to their vote All Information Relevant to the Transaction; and (iv) the shareholders considered among other things whether the Transaction was Fair in Comparison to Market Standards and was reasonably likely to yield favorable results (or reduce detrimental results) to the Corporation.
     5. Ratification. If the Corporation enters into a Transaction which has not been approved in accordance with this By-Law, the Board of Directors, a Committee of the Board or the Shareholders may ratify the Transaction pursuant to the provisions of this By-Law.
     6. Definitions. Capitalized terms used in this By-Law shall have the following meanings:
a)	A Director is “interested” in a transaction (i.e., has an “Interest”) if and only if the Director knows at the time the Corporation becomes contractually obligated to consummate the Transaction or at the time the Corporation consummates the Transaction that he/she or a Related Person or a Business Concern (i) is a party to the Transaction, (ii) has a personal financial interest in the Transaction or (iii) has a personal financial interest of such significance to the Director or Related Person or Business Concern that the interest would reasonably be expected to influence the Director’s judgment if he/she were to vote on the Transaction.

(b)	“Related Person” means (i) the spouse of the Director, (ii) a parent or sibling of such spouse, (iii) a child, grandchild, sibling or parent of the Director (or a spouse of any of the foregoing), (iv) an individual having the same home as the Director, (v) a trust or estate of which an individual in (i)-(iv) is a substantial beneficiary or (vi) a trust, estate, incompetent, conservatee, or minor of which the Director is a fiduciary.

(c)	“Business Concern” means (i) an entity, other than the Corporation, of which the Director is a director, officer, trustee, general partner, agent or employee, or in which he or she has a material financial interest (ii) a person that controls one or more of the entities specified in clause (i), (iii) an entity that is controlled by, or is under common control with, one or more of the entities specified in clause (i) or (iv) an individual who is a general partner or employer of the Director.

(d)	“Qualified Director” means any Director (i) who does not have an Interest in the Transaction and (ii) who does not have a familial, financial, professional, or employment relationship with another Director with an Interest in the Transaction, which would reasonably be expected to exert an influence on the Director’s judgment when voting on the Transaction.

(e)	“Qualified Shares” means any shares which may be voted with respect to the proposed approval of a Transaction except shares that the person authorized to tabulate votes knows, prior to the vote, are beneficially owned (or the voting of which is controlled) by a Director with an Interest in the Transaction or a Related Person or a Business Concern.

(f)	“All Information Relevant to the Transaction” means (i) knowledge of the existence and nature of the Interest of the Director or Directors in the Transaction and (ii) all facts respecting the subject matter of the Transaction that (A) are known by the Director or Directors with an Interest and (B) are facts which an ordinarily prudent person would reasonably believe to be material to a decision about whether the Corporation should undertake the Transaction.
     7. A transaction shall be deemed “Fair in Comparison to Market Standards” if its terms were substantially similar to the terms that the Corporation would have insisted upon in any such transaction with a wholly unrelated third party.
IX.
INDEMNIFICATION; EXPENSE ADVANCES
     The Corporation shall indemnify its past, present, and future Directors and Officers (and their executors, administrators, or other legal representatives) and hold them harmless (1) to the fullest extent of the Corporation’s power to do so under the Act and applicable law, from and against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, to the extent that any such Director or Officer is made a party to such proceeding by reason of the fact that the person is or was a director or officer of the Corporation (or while a Director or Officer of the Corporation is or was serving, at the request of the Corporation, as a Director, Officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other incorporated or unincorporated enterprise, including service with respect to employee benefit plans or trusts), except in relation to matters as to which any such Officer or Director shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his or her duties; and (2) in addition, from and against all reasonable expense incurred by any such person in defending claims made or suits or proceedings brought against him or her as a Director or Officer. Such indemnification shall include, without limitation, the payment of judgments against such Directors and Officers, and the reimbursement of amounts paid in settlement of claims, suits or proceedings (including judgments in favor of the Corporation or amounts paid in settlement to the Corporation); and such indemnification shall also include, without limitation, the payment of counsel fees and expenses of Officers and Directors in suits against them which are (i) successfully defended by such Officers and Directors and (ii) unsuccessfully defended, to the extent that the action does not result in an adjudication that the prospective indemnitee’s liability results from his or her gross negligence or willful misconduct. Such right of indemnification shall be in addition to any indemnification expressly recognized as within corporate powers pursuant to any provision of the Act now in force or as it may be subsequently amended or to which any such Officer or Director may be entitled under any other provision of law, agreement, vote of stockholders, or otherwise; and such right shall extend and apply to the estates of deceased Directors or Officers.
     In addition, the Corporation shall pay and reimburse all reasonable expenses incurred by any such Director or Officer in connection with any such proceeding in advance of the final disposition of such proceeding if (i) the Director or Officer furnishes the Corporation a written affirmation of his or her good faith belief that s/he has met the standards of conduct necessary for indemnification by the Corporation; (ii) the Director or Officer furnishes the Corporation a written undertaking by or on his or her behalf to repay such amount if it shall ultimately be determined that the Director or Officer has not met such standards of conduct; and (iii) a determination is made, if required by the Act and pursuant to the procedure provided in the Act, that the facts then known to those making the determination would not preclude indemnification for such reasonable expenses. Such determinations and authorizations shall be made in the manner specified in the Act.
X.
AMENDMENTS
     These By-laws may be altered, amended, or repealed by action of all of the Directors unless the power to do so is reserved to the Shareholders by the Articles of Incorporation.